UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition
On December 22, 2017, the President signed the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”) into law. The many changes in the Tax Act include a permanent reduction in the maximum federal corporate income tax rate from 35% to 21% effective as of January 1, 2018.
Based on its preliminary analysis of the Tax Act, including the reduction in the federal corporate income tax rate, Ryder System, Inc. (the “Company”) estimates that it will record a net one-time benefit from the Tax Act of approximately $586 million or $11.04 per diluted share in the quarter ended December 31, 2017. The net benefit is due to the estimated impact of the change in future tax rates on the Company’s net deferred tax liabilities, partially offset by the Company’s provisional reasonable estimate of a one-time tax on the repatriation of foreign earnings. The resulting net tax benefit will be excluded from the Company's comparable earnings from continuing operations (non-GAAP) reported in the Company's fourth quarter earnings release expected to be filed on February 16, 2018.
In connection with the anticipated benefit of the Tax Act, the Company awarded a one-time cash bonus, estimated to be approximately $23 million or $0.27 per diluted share, to all non-incentive bonus eligible employees of the Company employed on December 31, 2017. The bonus will be paid to eligible employees in February 2018. The bonus will be excluded from the Company's comparable earnings from continuing operations (non-GAAP) reported in the Company's fourth quarter earnings release scheduled for February 16, 2018.
This disclosure herein is related only to the estimated impact of the Tax Act on the Company’s operating results for fourth quarter of 2017. The Tax Act is expected to result in a reduction of the Company’s effective income tax rate in 2018. The Company will continue to analyze the full effects of the Tax Act, including the new lower corporate tax rate, on its financial results and operations and will provide more guidance in its fourth quarter earnings release and Form 10-K expected to be filed on February 16, 2018.
The information in this Report is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.

Cautionary Note About Forward-Looking Statements
This Current Report on Form 8-K includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding the impact on the Company of the Tax Act, including the anticipated effective tax rate for 2018 fiscal year. The accuracy of these statements is necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include the risk that the Company’s preliminary analysis of the impact of the Tax Act may be incorrect; additional changes in tax laws; guidance that may be issued and actions the Company may take as a result of the Tax Act; and the factors discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2018	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ ART A. GARCIA
Art A. Garcia, Executive Vice President and Chief Financial Officer